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                                                                   EXHIBIT 10.17

                                 FIRST AMENDMENT
                          OF SPECTRASITE HOLDINGS, INC.
                                STOCK OPTION PLAN

      THIS FIRST AMENDMENT of SpectraSite Holdings, Inc. Stock Option is dated and effective February __, 1999.

      WHEREAS, the Board of Directors of SpectraSite Holdings, Inc. (the "Company") has adopted and the stockholders of the Company have approved the SpectraSite Holdings, Inc. Stock Option Plan (the "Plan"); and

      WHEREAS, the Board of Directors and the stockholders of the Company have approved an amendment to the Plan to increase the maximum number of options available for grant under the Plan from 1,817,700 to 4,500,000.

      NOW, THEREFORE, the Plan is hereby amended as follows:

      1. The second sentence of Paragraph 4 of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

         "The maximum number of shares of Stock which may be issued under the Plan shall be Four Million Five Hundred Thousand (4,500,000) shares.

      2. Except as herein amended, the terms and provisions of the Plan shall remain in full force and effect as originally adopted and approved.

      IN WITNESS WHEREOF, the undersigned hereby certifies that this First Amendment was duly adopted by the Board of Directors and a majority of the stockholders of the Company on the __ day of February, 1999.

                                                SPECTRASITE HOLDINGS

                                                By:   /s/ Stephen H. Clark
                                                     -------------------------
                                                      Stephen H. Clark
                                                      President

ATTEST:

By:   /s/ David P. Tomick
      ------------------------
      David P. Tomick, Secretary